SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2010

Coyote Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52512	20-5874196
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

5490 Longley Lane, Reno, Nevada 89511
 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (775) 853-7892

(Former name or former address, if changed since last report)

 (Former telephone number, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 18, 2010, our Board of Directors authorized a 60 for 1 forward stock split (“Forward Split”) of our issued and outstanding common stock. The record date for the Forward Split was August 30, 2010.  Prior to the Forward Split, there were 766,702 shares issued and outstanding. Following the Forward Split, there are approximately 46,002,120 shares issued and outstanding. Our common stock will continue to be $.001 par value.  Fractional shares will be rounded upward. The Forward Split is payable upon surrender of existing certificates to our transfer agent, Island Stock Transfer. In connection with the Forward Split, on September 1, 2010, we filed a Certificate of Change with the State of Nevada to effect the Forward Split of our authorized and outstanding shares of common stock. The Certificate of Change provides that our authorized number of shares of common stock increases from 100,000,000 to 6,000,000,000. A copy of the Certificate of Change as filed with the Secretary of State of Nevada is attached hereto as Exhibit 3.4.

As previously disclosed in our Current Report on Form 8-K, which was filed with the Commission on August 18, 2010, we changed our name to Coyote Resources, Inc. pursuant to the Articles of Merger filed with the Secretary of State of Nevada on August 12, 2010 (“Name Change”).

As a result of the Forward Split and the Name Change, our CUSIP Number changed. Our new CUSIP Number is 224069 104.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.4	Certificate of Change

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Coyote Resources, Inc.

Date: September 3, 2010	By:	/s/ Earl Abbott
Earl Abbott
President